Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T (617) 588-5555 F (617) 588-5554 www.vcel.com

Vericel Reports Fourth Quarter and Full-Year 2019 Financial Results and Provides Full-Year 2020 Financial Guidance
Full Year 2019 Product Revenues of $117.9 Million Increased 30% Over 2018
Record Quarterly Revenue and Profit in the Fourth Quarter
Conference Call Today at 8:30am Eastern Standard Time
CAMBRIDGE, Mass., February 25, 2020 (GLOBE NEWSWIRE) - Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2019, and provided full-year 2020 financial guidance.
Fourth Quarter 2019 Financial Highlights

•
Total net product revenues increased 26% to $39.4 million, compared to $31.3 million in the fourth quarter of 2018, marking the eleventh consecutive quarter with record revenues for the reported quarter;

•	MACI® net revenue of $33.6 million and Epicel® net revenue of $5.8 million;

•	Gross margin of 73%, compared to gross margin of 72% in the fourth quarter of 2018;

•	Net income of $9.5 million, or $0.20 per share, compared to $5.2 million, or $0.11 per share, in the fourth quarter of 2018; and

•	Non-GAAP adjusted EBITDA of $12.8 million, compared to $7.7 million in the fourth quarter of 2018.
Full-Year 2019 Financial Highlights

•	Total net product revenues increased 30% to $117.9 million, compared to $90.9 million in 2018;

•	MACI net revenue of $91.6 million and Epicel net revenue of $26.2 million;

•	Gross margin of 68%, compared to gross margin of 65% in 2018;

•	Net loss of $9.7 million, or $0.22 per share, which includes the $17.5 million upfront license payment to MediWound Ltd. for North American rights to NexoBrid®;

•
Non-GAAP adjusted net income, excluding the $17.5 million upfront license payment to MediWound, of $7.8 million, or $0.18 per share, compared to a net loss of $8.1 million, or $0.20 per share, in 2018;

•	Non-GAAP adjusted EBITDA of $21.2 million, compared to $4.7 million in 2018; and

•
As of December 31, 2019, the company had $79.0 million in cash and investments, compared to $82.9 million as of December 31, 2018; excluding the $17.5 million license payment to MediWound, the company’s cash balance increased by $13.6 million in 2019.

Business Highlights and Updates

•	Initiated the MACI sales force expansion from 49 to 76 sales territories and from six to nine sales regions, which remains on track to be implemented on April 1, 2020;

•
Announced initiation of the NexoBrid Expanded Access Treatment Protocol (NEXT) to treat patients with deep partial- and full-thickness burns in the United States during the preparation and review of the NexoBrid Biologics License Application;

•
Announced that that the U.S. Biomedical Advanced Research and Development Authority (BARDA) has begun procuring NexoBrid for emergency stockpile as part of the U.S. Department of Health and Human Services’ mission to build national preparedness for public health medical emergencies; and

•	Planning a mid-2020 submission of the NexoBrid Biologics License Application to the FDA.
“Our fourth-quarter and full-year results reflect a landmark year for the company in which we not only continued to deliver significant revenue growth, but also achieved strong profit growth and added an exciting new product to our portfolio,” said Nick Colangelo, President and CEO of Vericel. “With expected sustained strong double-digit growth ahead for MACI, together with continued growth for Epicel and the anticipated launch of NexoBrid, we believe that Vericel is well-positioned to deliver substantial revenue, profit, and cash flow growth in the years ahead.”
2020 Financial Guidance
The company expects total net revenues for 2020 to be in the range of $141 million to $146 million, including full-year revenue of approximately $3.0 million from BARDA’s emergency stockpile purchases of NexoBrid.
Fourth Quarter 2019 Results
Total net product revenues for the quarter ended December 31, 2019 increased 26% to $39.4 million, compared to $31.3 million in the fourth quarter of 2018. Total net product revenues for the quarter included $33.6 million of MACI® (autologous cultured chondrocytes on porcine collagen membrane) net revenue and $5.8 million of Epicel® (cultured epidermal autografts) net revenue, compared to $25.1 million of MACI net revenue and $6.2 million of Epicel net revenue, respectively, in the fourth quarter of 2018.
Gross profit for the quarter ended December 31, 2019 was $28.8 million, or 73% of net revenues, compared to $22.7 million, or 72% of net revenues, for the fourth quarter of 2018.
Total operating expenses for the quarter ended December 31, 2019 were $19.6 million, compared to $16.7 million for the same period in 2018. The increase in operating expenses was primarily due to a $1.3 million increase in stock-based compensation expense, a $0.7 million increase in MACI sales force expenses driven by the expansion in the second quarter of 2019, and a $0.7 million increase in patient reimbursement support services.
Vericel’s net income for the quarter ended December 31, 2019 was $9.5 million, or $0.20 per share, compared to $5.2 million, or $0.11 per share, for the fourth quarter of 2018.
Non-GAAP adjusted EBITDA was $12.8 million for the quarter ended December 31, 2019, compared to $7.7 million in the fourth quarter of 2018. A table reconciling non-GAAP measures is included in this press release for reference.
Full-Year 2019 Results
Total net product revenues for the year ended December 31, 2019 increased 30% to $117.9 million, compared to $90.9 million in 2018. Total net product revenues included $91.6 million of MACI net revenue and $26.2 million of Epicel net revenue, compared to $67.7 million of MACI net revenue and $23.1 million of Epicel net revenue, respectively, in 2018.
Gross profit for the year ended December 31, 2019 was $80.3 million, or 68% of net revenues, compared to $58.7 million, or 65% of net revenues, in 2018.
Total operating expenses for the year ended December 31, 2019 were $91.5 million, including the $17.5 million upfront license payment to MediWound for North American rights to NexoBrid®. Excluding the $17.5 million license payment, operating expenses were $74.0 million, compared to $62.6 million in 2018. Other increases in operating expenses include a $5.0 million increase in stock-based compensation expenses, an incremental $2.6 million in MACI sales force expenses driven by the expansion in the second quarter of 2019, a $2.4 million increase in marketing expenses, and a $1.8 million increase in patient reimbursement support services.
Vericel’s net loss for the year ended December 31, 2019 was $9.7 million, or $0.22 per share, which includes the $17.5 million upfront license payment to MediWound for North American rights to NexoBrid. Non-GAAP adjusted net income, excluding the $17.5 million upfront license payment to MediWound, was $7.8 million, or $0.18 per share, compared to a net loss of $8.1 million, or $0.20 per share, in 2018. A table reconciling non-GAAP measures is included in this press release for reference.

Non-GAAP adjusted EBITDA was $21.2 million for the year ended December 31, 2019, compared to $4.7 million in 2018. A table reconciling non-GAAP measures is included in this press release for reference.
As of December 31, 2019, the company had $79.0 million in cash and investments, compared to $82.9 million as of December 31, 2018. Excluding the $17.5 million license payment to MediWound, the company’s cash balance increased by $13.6 million in 2019.
Conference Call Information
Today’s conference call will be available live at 8:30am Eastern Standard Time and can be accessed through the Investor Relations section of the Vericel website at http://investors.vcel.com/events-presentations. A slide presentation with highlights from today’s conference call will be available on the webcast and in the Investor Relations section of the Vericel website. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software if necessary. To participate in the live call by telephone, please call (877) 312-5881 and reference Vericel Corporation’s second-quarter 2019 investor conference call. If calling from outside the U.S., please use the international phone number (253) 237-1173.
If you are unable to participate in the live call, the webcast will be available at http://investors.vcel.com/events-presentations until February 25, 2021. A replay of the call will also be available until 11:00am (EDT) on March 1, 2020 by calling (855) 859-2056, or from outside the U.S. at (404) 537-3406. The conference ID is 1269587.
About Vericel Corporation
Vericel is a leader in advanced therapies for the sports medicine and severe burn care markets. The company markets two cell therapy products in the United States. MACI® (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel® (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full-thickness burns greater than or equal to 30% of total body surface area. The company also holds an exclusive license for North American commercial rights to NexoBrid®, a registration-stage biological orphan product for debridement of severe thermal burns. For more information, please visit the company’s website at www.vcel.com.
GAAP v. Non‑GAAP Measures
Vericel’s reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission.  Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP.  Vericel’s management believes that the non-GAAP adjusted EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provide additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and help facilitate period to period comparisons and comparisons of its financial measures with other companies in Vericel’s industry.  However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use.  Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.
Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2019 Vericel Corporation. All rights reserved.
This document contains forward-looking statements, including, without limitation, statements regarding revenue and financial guidance for full-year 2020, statements concerning anticipated progress, objectives and expectations regarding the commercial potential of our products and growth in revenues, profit, and cash flow, and objectives and expectations regarding our company as described herein, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” “guidance,” “outlook,” “future,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with our expectations regarding 2020 revenues, growth in revenues for MACI and Epicel, the expected target surgeon audience, improvements in gross margins, our need to generate significant sales to become profitable, potential fluctuations in sales volumes and our results of operations over the course of the year, competitive developments, estimating the commercial growth potential of our products and product candidates, timing and conduct of clinical trial and product development activities, timing or likelihood of regulatory submissions or approvals, availability of funding from the Biomedical Advanced Research and Development Authority (“BARDA”) under its agreement with MediWound Ltd. for use in connection with NexoBrid development activities, market demand for our products, changes in third party coverage and reimbursement, our ability to maintain and expand our network of direct sales employees, and our ability to supply or meet customer demand for our products. These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on February 25, 2020, and in other filings with the SEC. These forward-looking statements reflect management's views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Global Media Contacts:
David Schull
Russo Partners LLC
David.schull@russopartnersllc.com
+1 212-845-4271 (office)
+1 858-717-2310 (mobile)

Investor Contacts:
Lee Stern
Solebury Trout
lstern@troutgroup.com
+1 (646) 378-2922

VERICEL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$26,889	$18,286
Short term investments	42,829	64,638
Accounts receivable (net of allowance for doubtful accounts of $306 and $514, respectively)	32,168	23,454
Inventory	6,816	3,558
Other current assets	2,953	2,847
Total current assets	111,655	112,783
Property and equipment, net	7,144	5,906
Restricted cash	89	—
Right-of-use assets	25,103	—
Long term investments	9,247	—
Total assets	$153,238	$118,689
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,345	$7,108
Accrued expenses	7,948	6,930
Current portion of operating lease liabilities	5,461	—
Other liabilities	41	754
Total current liabilities	19,795	14,792
Operating lease liabilities	22,242	—
Other long-term liabilities	110	1,666
Total liabilities	42,147	16,458
COMMITMENTS AND CONTINGENCIES
Shareholders’ equity:
Common stock, no par value; shares authorized — 75,000; shares issued and outstanding — 44,864 and 43,578, respectively	489,749	471,180
Other comprehensive gain (loss)	21	(39)
Warrants	—	104
Accumulated deficit	(378,679)	(369,014)
Total shareholders’ equity	111,091	102,231
Total liabilities and shareholders’ equity	$153,238	$118,689

VERICEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Product sales, net	$39,390	$31,335	$117,850	$90,857
Cost of product sales	10,585	8,629	37,571	32,160
Gross profit	28,805	22,706	80,279	58,697
Research and development	3,217	3,018	30,391	13,599
Selling, general and administrative	16,378	13,693	61,139	49,007
Total operating expenses	19,595	16,711	91,530	62,606
Income (loss) from operations	9,210	5,995	(11,251)	(3,909)
Other income (expense):
Increase in fair value of warrants	—	—	—	(2,524)
Loss on extinguishment of debt	—	(838)	—	(838)
Interest income	321	507	1,614	897
Interest expense	(2)	(392)	(8)	(1,732)
Other expense	(28)	(30)	(20)	(31)
Total other income (expense)	291	(753)	1,586	(4,228)
Net income (loss)	$9,501	$5,242	$(9,665)	$(8,137)

Net loss per share attributable to common shareholders (Basic)	$0.21	$0.12	$(0.22)	$(0.20)
Net loss per share attributable to common shareholders (Diluted)	$0.20	$0.11	$(0.22)	$(0.20)
Weighted average number of common shares outstanding (Basic)	44,775	43,445	44,180	40,242
Weighted average number of common shares outstanding (Diluted)	46,803	46,153	44,180	40,242

RECONCILIATION OF REPORTED NET LOSS (GAAP) TO ADJUSTED NET INCOME (NON-GAAP MEASURE) - UNAUDITED

Year Ended December 31,
(In thousands)	2019
Net loss	$(9,665)
Upfront license agreement payment	17,500
Adjusted net income (Non-GAAP)	$7,835
Adjusted net income per share attributable to common shareholders (Non-GAAP)	$0.18

RECONCILIATION OF REPORTED NET INCOME (LOSS) (GAAP) TO ADJUSTED EBITDA (NON-GAAP MEASURE) - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Net income (loss)	$9,501	$5,242	$(9,665)	$(8,137)
Upfront license agreement payment	—	—	17,500	—
Change in fair value of warrants	—	—	—	2,524
Stock compensation expense	3,083	1,484	13,179	7,223
Depreciation and amortization	573	293	1,744	1,426
Loss on extinguishment of debt	—	838	—	838
Net interest (income) expense	(319)	(115)	(1,606)	835
Adjusted EBITDA (Non-GAAP)	$12,838	$7,742	$21,152	$4,709